Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree to the joint filing on behalf of each of them of the Statement on Schedule 13D with respect to the Class A Common Stock of Freshworks Inc., and any further amendments to such statement on Schedule 13D executed by each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

 IN WITNESS WHEREOF, the parties have executed this Joint Filing Agreement on January 29, 2025.

Peak XV Partners V Ltd.

By:	/s/ Dilshaad Rajabalee
Dilshaad Rajabalee, Authorized Signatory

Peak XV Partners Investments V

By: Peak XV Partners V Ltd. and Peak XV Partners Principals Fund V LTD, its sole shareholders

By:	/s/ Dilshaad Rajabalee
Dilshaad Rajabalee, Authorized Signatory

Peak XV Partners Principals Fund V Ltd.

By:	/s/ Dilshaad Rajabalee
Dilshaad Rajabalee, Authorized Signatory

Peak XV Partners Management V Ltd

By	/s/ Kristee Bhurtun-Jokhoo
Kristee Bhurtun-Jokhoo, Authorized Signatory

Peak XV Partners Growth Investments III-1

By:	/s/ Hemant Parsenora
Hemant Parsenora, Authorized Signatory

Peak XV Partners Growth Fund III Ltd.

By:	/s/ Hemant Parsenora
Hemant Parsenora, Authorized Signatory

Peak XV Partners Principals Growth Fund III Ltd.

By:	/s/ Hemant Parsenora
Hemant Parsenora, Authorized Signatory

Peak XV GF Management III Ltd

By:	/s/ Dilshaad Rajabalee
Dilshaad Rajabalee, Authorized Signatory